As filed with the Securities and Exchange Commission on September
8, 1998

                 Registration No. 333-_________
               SECURITIES AND EXCHANGE COMMISSION
                Washington, D.C.  20549
                      __________________
                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

                    EXECUTIVE TELECARD, LTD.
(Exact name of registrant as specified in its charter)

      Delaware                                 13-3486241
(State or other jurisdiction               (I.R.S. employer of
incorporation or organization)              identification no.)


                    Executive TeleCard, Ltd.
                   1720 South Bellaire Street
                   Denver, Colorado  80222
            (Address of principal executive offices)

                    EXECUTIVE TELECARD, LTD.
                   1995 EMPLOYEE STOCK OPTION
      AND APPRECIATION RIGHTS PLAN (Full title of the plan)

                      Christopher J. Vizas
                  Chairman and Chief Executive Officer
                  Executive TeleCard, Ltd.
                  1720 South Bellaire Street
                  Denver, Colorado
                  (303) 691-2115

(Name, address and telephone number, including area code, of agent for service)


                            Copy to:
                     Steven M. Kaufman, Esq.
                     Hogan & Hartson L.L.P.
                   555 Thirteenth Street, N.W.
                    Washington, D.C.  20004
                         (202) 637-5600



                      CALCULATION OF REGISTRATION FEE
                               Proposed   Proposed
Title of       Amount to be    maximum    maximum      Amount of
securities     registered      offering   aggregate    registration
to be                          price per  offering     fee (1)
registered                     share (1)  price (1)
Common Stock,
par value $.01   750,000        $1.968   $1,476,000      $461

(1) Estimated pursuant to Rule 457(c) and (h) solely for purposes of calculating the amount of the registration fee, based on the average of the high and low prices per share of Executive TeleCard, Ltd. Common Stock, par value $.001 per share, on September 4, 1998, as reported on the Nasdaq National Market.

This Registration Statement incorporates by reference the information contained in the earlier registration statement relating to, among other plans, the Executive TeleCard, Ltd. 1995 Employee Stock Option and Appreciation Rights Plan, filed on October 30, 1996, Registration No. 33315057.

                        EXPLANATORY NOTE
      As permitted by General Instruction E to the Form S-8, this Registration Statement incorporates by reference the information contained in the earlier registration statement relating to, among other plans, the Executive TeleCard, Ltd. 1995 Employee Stock Option and Appreciation Rights Plan, filed on October 30, 1996, Registration Statement No. 333-15057.

On October 25, 1997 and January 17, 1998, the Board of Directors of Executive TeleCard, Ltd. (the "Company") approved and adopted amendments to the Company's 1995 Employee Stock Option and Appreciation Rights Plan (as amended and restated, the "Plan"). The amendments included an amendment to Article 4 of the Plan to increase the number of shares of Common Stock, par value $.001 ("Common Stock"), of the Company reserved under the Plan from 1,000,000 to 1,750,000 . Other amendments to the Plan were designed to take advantage of recent changes in 17 C.F.R. 240-16b-3 ("Rule 16b-3"), under the Securities Exchange Act of 1934, as amended, to permit greater flexibility in administration of the Plan. The Company's stockholders approved the amendments to the Plan at the annual meeting of stockholders held on February 26, 1998. Accordingly, as amended, the total number of shares of Common Stock available under the Plan is 1,750,000, of which 750,000 shares are being registered hereunder.

A complete description of the amendments to the Plan is included in the Company's definitive proxy statement on Schedule 14A dated January 29, 1998, with respect to the Company's annual meeting of stockholders held on February 26, 1998, which proxy statement is incorporated herein by reference.


                             PART II
       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8.   Exhibits.
Exhibit
Number                      Description
  4.1   Executive  TeleCard, Ltd. 1995  Employee  Stock
        Option  and Appreciation Rights Plan (filed  as Exhibit
        4.3b  to the Registrant's Registration on   Form   S-8
        (File  No.   333-15057)   and incorporated herein by
        reference).

  4.2   Executive  TeleCard, Ltd. 1995  Employee  Stock
        Option   and  Appreciation  Rights   Plan,   as amended
        and restated (filed as Exhibit 10.9 to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1998 and incorporated herein by reference).

  4.3   Executive  TeleCard, Ltd. 1995 Directors  Stock
        Option   and  Appreciation  Rights   Plan,   as amended
        and restated (filed as Exhibit 10.10 to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1998 and incorporated herein by reference).

  5.1   Opinion of Hogan & Hartson L.L.P.
 23.1   Consent of BDO Seidman, LLP.
 23.3   Consent of Hogan & Hartson L.L.P. (included  in
        Exhibit 5.1).
 24.1   Power   of   Attorney  (included  on  signature
        page).








                           SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on September 3, 1998.
                             EXECUTIVE TELECARD, LTD.
                             By:      /s/ Christopher J. Vizas
                             Christopher J. Vizas
                             Chairman and Chief Executive
                                Officer


                        POWER OF ATTORNEY

          KNOW  ALL  MEN BY THESE PRESENTS, that  each  person
whose   signature  appears  below  constitutes  and   appoints
Christopher J. Vizas, Anne Haas and Colin Smith, jointly and severally, each in his own capacity, as true and lawful attorneys-in-fact, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection
therewith,   with  the  Securities  and  Exchange  Commission,
granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons, in the capacities indicated below, on September 3, 1998.





          SIGNATURE                          TITLE
________/s/ Christopher J. Vizas______       Chairman, Chief
     Christopher J. Vizas                    Executive Officer
                                             Director (Principal
                                             Executive Officer)
________/s/ Anthony Balinger________         Vice Chairman and
     Anthony Balinger                        Director
________/s/ Anne Haas_______________         Controller
     Anne Haas                               (Principal Financial
                                             Accounting Officer)
________/s/ Edward J. Gerrity, Jr._____      Director
     Edward J. Gerrity, Jr.
________/s/ David W. Warnes   ________       Director
     David W. Warnes

________/s/ Richard A. Krinsley________      Director
     Richard A. Krinsley
________/s/ Martin L. Samuels_________       Director
     Martin L. Samuels

_______/s/ Donald H. Sledge___________       Director
     Donald H. Sledge
________/s/ James O. Howard_________         Director
     James O. Howard


                          EXHIBIT INDEX
  Exhibit
  Number                  Description
   4.1  Executive  TeleCard, Ltd. 1995 Employee  Stock
        Option  and Appreciation Rights Plan (filed  as Exhibit
        4.3b  to the Registrant's Registration on Form S-8(File
        No. 333-15057)and incorporated herein by reference).

   4.2  Executive  TeleCard, Ltd. 1995  Employee  Stock
        Option   and  Appreciation  Rights   Plan,   as
        amended and restated (filed as Exhibit 10.9 to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1998 and incorporated herein by reference).

   4.3  Executive  TeleCard, Ltd. 1995 Directors  Stock
        Option   and  Appreciation  Rights   Plan,   as
        amended and restated (filed as Exhibit 10.10 to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1998 and incorporated herein by reference).

   5.1  Opinion of Hogan & Hartson L.L.P.

  23.1  Consent of BDO Seidman, LLP.

  23.3  Consent of Hogan & Hartson L.L.P. (included  in
        Exhibit 5.1).

  24.1  Power   of   Attorney  (included  on  signature
        page).


                                                     EXHIBIT 5.1
                                              September 8, 1998


Board of Directors Executive TeleCard, Ltd.
1720 S. Bellaire Street Denver, Colorado  80222 Members of the
Board of Directors:

          This firm has acted as counsel to Executive TeleCard, Ltd. (the "Company"), a Delaware corporation, in connection with its registration, pursuant to a registration statement on Form S8 filed on or about the date hereof (the "Registration Statement"), of 750,000 shares of common stock, par value $.001 per share, of the Company (the "Shares"), issuable upon the exercise of options granted under the 1995 Employee Stock Option and Appreciation Rights Plan of Executive TeleCard, Ltd. (the "Stock Option Plan"). This letter is furnished to you pursuant to the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. 229.601(b)(5), in connection with such registration.

          For purposes of this opinion letter, we have examined copies of the following documents:
          1.   An executed copy of the Registration Statement.
          2. A copy of the Stock Option Plan, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.
          3. The Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware on January 9, 1998 and by the Secretary of the Company on the date hereof as being complete, accurate and in effect.
          4. The Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.
          5. Resolutions of the Board of Directors of the Company adopted on February 25, 1998, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.
          6. Resolutions of the stockholders of the Company adopted on February 26, 1998, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

    We  have not, except as specifically identified  above,
made any independent review or investigation of factual or other matters, including the organization, existence, good standing, assets, business or affairs of the Company or its subsidiaries. In our examination of the aforesaid certificates, records, and documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us as originals, and the authenticity, accuracy and completeness and conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. We have assumed the authenticity and accuracy of the foregoing certifications of corporate officers, on which we are relying, and have made no independent investigations thereof. This opinion is given in the context of the foregoing.

          This opinion letter is based as to matters of law solely on the General Corporation Law of the State of Delaware.
We express no opinion herein as to any other laws, statutes, regulations, or ordinances.

          Based upon, subject to, and limited by the foregoing, we are of the opinion that the Shares, when issued and delivered in the manner and on the terms contemplated in the Registration Statement and the Stock Option Plan (with the Company having received the consideration therefor, the form of which is in accordance with applicable law), will be validly issued, fully paid and non-assessable by the Company.

          We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this letter, and should not be quoted in whole or in part or otherwise be referred to, nor be filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

          We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                   Very truly yours,
                                   /S/ HOGAN & HARTSON L.L.P.


                                   HOGAN & HARTSON L.L.P.


                                                  EXHIBIT 23.1
                     CONSENT OF INDEPENDENT
                  CERTIFIED PUBLIC ACCOUNTANTS

Executive TeleCard, Ltd. Denver, Colorado
We hereby consent to the incorporation by reference in this Registration Statement of our report dated June 19, 1998, relating to the consolidated financial statements and schedule of Executive TeleCard, Ltd. appearing in the Company's Annual Report on Form 10-K for the year ended March 31, 1998.


                                        /s/ BDO SEIDMAN, LLP
Denver, Colorado
September 3, 1998